As filed with the Securities and Exchange Commission on July 18, 1996.
                         Registration No.  33-


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                     ENVIRONMENTAL TECHNOLOGIES CORP.
          (exact name of registrant as specified in its charter)

        Delaware                  5169                      22-3005943
     (State or other
     jurisdiction of    (Primary Standard Industrial      (I.R.S. Employer
     incorporation or   Classification Code Number)       Identification No.)


                             550 James Street
                        Lakewood, New Jersey 08701
                              (908) 370-3400
(Address, including zip code, and telephone number, including area code, of registrant's principal offices)

                             GEORGE C. CANNAN
                                 Chairman
                     Environmental Technologies Corp.
                             550 James Street
                        Lakewood, New Jersey 08701
                              (908) 370-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                                 Copy to:
                          W. RAYMOND FELTON, ESQ.
               Greenbaum, Rowe, Smith, Ravin, Davis & Himmel
                         Metro Corporate Campus I
                           Post Office Box 5600
                       Woodbridge, New Jersey  07095
                              (908) 549-5600


     Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
_____

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. _____

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _____

                      CALCULATION OF REGISTRATION FEE


                                      Proposed                  Proposed
                                      Maximum                   Maximum
Title of each Class     Amount        Offering     Aggregate    Amount of
of Securities to be     to be         Price per    Offering     Registration
Registered              Registered    Share (1)    Price        Fee
___________________     __________    _________    _________    ____________

Common Stock,           1,391,699     $9.25      $12,451,480    $4,293.61
  par value $.01
  per share

(1) The shares of Common Stock to be registered consist of (a) 1,150,000 shares issued to the former stockholders of FulCircle Recyclers, Inc. ("FulCircle") in consideration of the acquisition of all of the outstanding stock of FulCircle from such stockholders and (b) 241,699 shares issuable upon the exercise of the registrant's outstanding common stock purchase warrants. The offering price of the 1,150,000 shares issued to the former stockholders of FulCircle is $9.75 per share pursuant to the Agreement by which such shares are being issued. The outstanding warrants have exercise prices of $7.125 per share (96,699 warrants), $7.50 per share (100,000 warrants), $8.00 per share (15,000 warrants), $8.125 per share (15,000 warrants) and $8.875 per share (15,000 warrants).

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                     ENVIRONMENTAL TECHNOLOGIES CORP.
                           Cross Reference Sheet


     Form S-3 Item No. and Caption                Prospectus Caption


1.   Forepart of the Registration Statement
     and Outside Front Cover Page of
     Prospectus............................  Outside Front Cover Page

2.   Inside Front and Outside Back Cover
     Pages of Prospectus...................  Inside Front Cover;
                                             Outside Back Cover Page

3.   Summary Information, Risk Factors and
     Ratio of Earnings to Fixed Charges...   Prospectus Summary;
                                             The Company

4.   Use of Proceeds......................   Use of Proceeds

5.   Determination of Offering Price......   Not Applicable

6.   Dilution.............................   Not Applicable

7.   Selling Security Holders.............   Selling Stockholders

8.   Plan of Distribution.................   Outside Front Cover Page;
                                             Plan of Distribution

9.   Description of Securities
     to be Registered.....................   Not applicable

10.  Interest of Named Experts and Counsel   Not Applicable

11.  Material Changes....................    Not Applicable

12.  Incorporation of Certain Information
     by Reference........................    Incorporation of Certain
                                             Documents by Reference

13.  Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities.........................    Not Applicable

                SUBJECT TO COMPLETION, DATED JULY 18, 1996


PROSPECTUS


                    ENVIRONMENTAL TECHNOLOGIES CORP.

                    1,391,699 SHARES OF COMMON STOCK




     Of the 1,391,699 shares of Common Stock, par value $.01 per share (the "Shares") of Environmental Technologies Corp., a Delaware corporation (the "Company") offered hereby, 241,699 shares offered by the Company (the "Company Shares") and 1,150,000 are offered by certain Selling Stockholders, as defined herein (the "Selling Stockholder Shares"). The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution." The expenses incurred in connection with this offering are being borne by the Company and the Selling Stockholders proportionate to the number of shares offered by each.

     The Company Shares represent shares issuable upon exercise of certain warrants currently outstanding. The Company has been advised by the Selling Stockholders that there are no underwriting arrangements with respect to the sale of the Shares, that the Shares may be sold from time to time in the over-the-counter market at then prevailing prices or in privately negotiated transactions, and that usual and customary brokerage fees may be paid by the Selling Stockholders in connection therewith. See "Selling Stockholders" and "Plan of Distribution."

     The Company's Common Stock is quoted on the NASDAQ National
Market System under the symbol "EVTC." On July 17, 1996, the closing price for the Common Stock was $10.50 as reported by NASDAQ.








     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


       The date of this Prospectus is            , 1996.

     No dealer, salesperson or other person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Shares to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.




                      AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 500 West Madison Street, Chicago, Illinois 60601 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Company's Common Stock is quoted on the NASDAQ National Market System, and such reports, proxy statements and other information can also be inspected at the offices of NASDAQ Operations, 1735 K Street, N.W., Washington, D.C.

     The Company has filed with the Commission a registration statement on Form S-3 (copies of which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the changes prescribed by the Commission, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or any other documents are not necessarily complete and, in each such instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified by such reference.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-20986) are hereby incorporated by reference in this Prospectus, except as otherwise superseded or modified herein:

     (a) The Company's Proxy Statement for its Annual and Special Meeting of Stockholders to be held July 17, 1996 (including primary financial statements).

     (b) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995 (including secondary financial statements).

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

     (d)  The Company's Current Report on Form 8-K dated December
          30, 1995, as amended.

     (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 filed October 20, 1992, with the Commission, as amended
          (Registration No. 33-53496).

     (f) All documents subsequently filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of the offering to which this Prospectus relates shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will furnish without charge to each person to whom this Prospectus is delivered, upon his written or oral request, a copy of any or all of the documents referred to above which have been incorporated into this Prospectus by reference (other than exhibits to such documents). Requests for such copies should be directed to:
                ENVIRONMENTAL TECHNOLOGIES CORP.
                        509 Manida Street
                      Bronx, New York 10474
                Attention:  Richard G. Schmeling
       Vice President-Finance and Chief Financial Officer
                         (718) 328-3100

                          OFFERING SUMMARY

     The following summary is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Prospectus.


                           THE COMPANY

     The Company is engaged in the marketing and sale of refrigerants, refrigerant recovery and reclaiming services and the manufacture and distribution of refrigerant recycling and recovery equipment. In December 1995, the Company acquired all of the outstanding capital stock of FulCircle Recyclers, Inc. ("FulCircle"). FulCircle recycles and disposes fluorescent lighting fixtures of the type commonly found in office, industrial and institutional buildings. In particular, FulCircle manages the recycling and disposal of ballasts, a principal component of such fixtures, which frequently contain hazardous compounds. The Company has facilities in New Jersey, Texas, Illinois and California and FulCircle operates in the Bronx, New York.

     The Company acquired the outstanding capital stock of FulCircle from the Selling Stockholders, to whom it issued the 1,150,000 shares of Selling Stockholder Stock offered by this prospectus as the purchase price for such acquisition. Pursuant to the agreement by which such acquisition occurred, the Company agreed to register the Selling Stockholders' Stock for sale under the Securities Act of 1933, as amended, at the expense of the Company.

     The Company Shares consist of shares of Common Stock issuable by the Company upon the exercise of certain outstanding warrants
(the "Warrants") which expire at dates between July 1999 and February 2000.

                          THE OFFERING

Shares of Common Stock Offered
  by the Company............................ 241,699 Shares

Shares of Common Stock Offered
  by the Selling Stockholders............... 1,150,000 Shares

Use of Proceeds............................. The proceeds from the sale of the
                                             Company Shares will
                                             be used to repay
                                             indebtedness for
                                             general corporate
                                             purposes.  The
                                             Company will receive
                                             none of the proceeds
                                             from the sale of the
                                             Selling Stockholder
                                             Shares.

NASDAQ National Market System Symbol........ EVTC


                         USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Selling Stockholder Shares. If all of the Warrants were exercised, the proceeds to the Company would be $1,813,980. The Company will use any such proceeds to repay indebtedness and for general corporate purposes.

                      SELLING STOCKHOLDERS

     The Selling Stockholder Shares are being registered pursuant to the terms of the Company's Registration Rights Agreement with
the Selling Stockholders dated as of December 30, 1995.   None of
the Selling Stockholders has ever held any position or office with the Company or has had any other material relationship with the Company except that Carlos Aguero and B. Brinkerhoff McCagg are directors of the Company and Mr. McCagg is Chief Executive Officer. In addition, Mitchell L. Dong was a director and president of the Company from January to June, 1996. The following table sets forth certain information with respect to the beneficial ownership of the Shares by the Selling Stockholders:


                          Beneficial
                          Ownership
                          of Shares                       Beneficial
                          of Common       No. of          Ownership of
                          Stock           Shares to       Shares of
Name of Selling           Prior           be Offered      Common Stock
Stockholder               to Sale         for Sale        After Sale
_______________           __________      __________      ____________


Mitchell L. Dong          158,700         158,750             0

B. Brinkerhoff McCagg     281,750         281,750             0

The Mia Lang Dong Trust    44,850          44,850             0

The Olivia Oylan Dong
  Trust                    44,850          44,850             0

The Celine LaFoley Dong
  Trust                    44,850          44,850             0

Carlos E. Aguero and
  Dagmara Pablo Aguero    468,613         468,613             0

Dagmara Pablo Aguero
  a/c/f Kristen E. Aguero   2,162           2,162             0

Dagmara Pablo Aguero
a/c/f Diana K. Aguero       2,162           2,162             0

Royce Barker               28,750          28,750             0

Bryan Barker               14,375          14,375             0

Diana Lake                  7,188           7,188             0

Michael Drury              28,750          28,750             0

Aldo Pablo                 23,000          23,000             0



                      PLAN OF DISTRIBUTION

     Although the Company has been advised by the Selling Stockholders that there are no underwriting arrangements with respect to the sale of the Shares, pursuant to this registration the Selling Stockholders may choose to sell all or a portion of the Shares from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

     The Shares may be sold by one or more of the following methods, without limitation: (a) block trades in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (d) face-to-face transactions between sellers and purchasers without a broker/dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Such broker or dealers may receive commissions or discounts from Selling Stockholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the 1933 Act in connection with such sales.


                          LEGAL MATTERS

     The legality of the Shares offered by this Prospectus has been passed upon by Greenbaum, Rowe, Smith, Ravin, Davis & Himmel,
Woodbridge, New Jersey.

                             EXPERTS

     The consolidated financial statements of the Company as of September 30, 1995, and for the year then ended, have been incorporated by reference in this Prospectus in reliance upon (i) the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by referenced in this Prospectus, and which report is included in Environmental Technologies Corp.'s Proxy Statement, dated June 27, 1996, for its Annual and Special meeting of stockholders to be held July 17, 1996, for its Annual and Special meeting of stockholders to be held July 17, 1996 and
(ii) the report of Plante & Moran, and upon the authority of said firms as experts in accounting and auditing. The report of KPMG is dated December 15, 1995, except as to note 1(b) which is as of December 31, 1995.

  No dealer, salesperson or
other person has been
authorized to give any
information or to make any
representations in connection
with this offering other than              ENVIRONMENTAL TECHNOLOGIES CORP.
those contained in this
Prospectus and, if given or
made, such information or
representations must not be
relied upon as having been
authorized by the Company.
This Prospectus does not                           1,391,699 Shares of
constitute an offer to sell or                         Common Stock
a solicitation of an offer to
buy by anyone in any
jurisdiction in which such
offer or solicitation is not
authorized, or in which the
person making such offer or
solicitation is not qualified
to do so, or to any person to
whom it is unlawful to make
such offer or solicitation.
Neither the delivery of this
Prospectus nor any sale made
hereunder shall, under any
circumstances, create an
implication that here has not
been any change in the affairs
of the Company since the date
hereof.



       TABLE OF CONTENTS
                         Page

Available Information      2
Incorporation of                                ____________________________
 Certain Documents
 by Reference              3                            PROSPECTUS
Offering Summary           4                    ____________________________
The Company                4
The Offering               4
Use of Proceeds            5                           July   , 1996
Selling Stockholders       6
Plan of Distribution       7
Legal Matters              7
Experts                    7

                          PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The registrant estimates expenses in connection with the offering described in this Registration Statement will be as follows:

Item                                                    Amount

Securities and Exchange Commission Registration Fee  $ 4,938.01
Printing and Engraving Expenses                          500.00
Accountants' Fees and Expenses                         1,000.00
Legal Fees and Expenses                                5,000.00
Miscellaneous                                            561.99
     Total                                           $12,000.00


Item 15.  Indemnification of Directors and Officers.

     The description set forth under the caption "Indemnification of Directors and Officers" in the Company's Form S-1 Registration
Statement No. 33-53496 is incorporated herein by reference.

Item 16.  Exhibits.

    Exhibit Number       Description of Document

(1) Filed as an exhibit to the Company's Registration Statement on Form S-1 filed October 20, 1992, and amendments thereto,
Registration No. 33-53496.

     4     Specimen of stock certificate for shares of Common
           Stock.

(2)  Attached to this Registration Statement:

         5  Form of Opinion of Greenbaum, Rowe, Smith, Ravin
            Davis & Himmel - page II-8

       23.1  Consent of KPMG Peat Marwick LLP - Page II-6

       23.2  Consent of Plante & Moran LLP - Page II-7

       23.3  Consent of Greenbaum, Rowe, Smith, Ravin
             Davis & Himmel (included in Exhibit 5)

         24  Power of Attorney - Page II-5

Item 17.  Undertakings.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion the Securities and Exchange Commission such indemnification is against public policy as expressed in the
Securities Act of 1933 and is, therefore, unenforceable.    In the
event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as express in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
     Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lakewood, State of New Jersey, on the 18th day of July, 1996.

                    ENVIRONMENTAL TECHNOLOGIES CORP.


                    By:/S/ George Cannan, Sr.
                       George Cannan, Sr., Chairman

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                     Title                   Date


/S/ George Cannan, Sr.     Chairman and Director, July 18, 1996
GEORGE CANNAN, SR.         (Principal Executive
                           Officer)


/S/ Richard G. Schmeling   Vice President, Finance  July 18, 1996
RICHARD G. SCHMELING       and Chief Financial
                           Officer (Principal
                           Financial and Accounting
                           Officer)



/S/ B. Brinkerhoff McCagg  Chief Executive          July 18, 1996
B. BRINKERHOFF MCCAGG      Officer, Director


/S/ George Cannan, Jr.     Director                 July 18, 1996
GEORGE CANNAN, JR.


/S/ Caroline Costante      Secretary, Director      July 18, 1996
CAROLINE COSTANTE


/S/ John Stefiuk            Director                July 18, 1996
JOHN STEFIUK


/S/ Carlos E. Aguero        Director                July 18, 1996
CARLOS E. AGUERO

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George Cannan, Sr. or Richard G. Schmeling his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be one in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                     Title                   Date


/S/ George Cannan, Sr.     Chairman and Director, July 18, 1996
GEORGE CANNAN, SR.         (Principal Executive
                           Officer)


/S/ Richard G. Schmeling   Vice President, Finance  July 18, 1996
RICHARD G. SCHMELING       and Chief Financial
                           Officer (Principal
                           Financial and Accounting
                           Officer)



/S/ B. Brinkerhoff McCagg  Chief Executive          July 18, 1996
B. BRINKERHOFF MCCAGG      Officer, Director


/S/ George Cannan, Jr.     Director                 July 18, 1996
GEORGE CANNAN, JR.


/S/ Caroline Costante      Secretary, Director      July 18, 1996
CAROLINE COSTANTE


/S/ John Stefiuk            Director                July 18, 1996
JOHN STEFIUK


/S/ Carlos E. Aguero        Director                July 18, 1996
CARLOS E. AGUERO

                          Exhibit 23.1


                      Accountants' Consent


The Board of Directors
Environmental Technologies Corp.


We consent to the use of our report, dated December 15, 1995, except as to note 1(b), which is as of December 31, 1995, relating to the consolidated financial statements of Environmental Technologies Corp. and subsidiaries as of and for the year ended September 30, 1995 which report is included in Environmental Technologies Corp.'s Proxy Statement, dated June 27, 1996, for its Annual and Special Meetings of Stockholders to be held July 17, 1996.



                                      KPMG Peat Marwick LLP


Short Hills, New Jersey
July 17, 1996

                Consent of Independent Public Accountants


We consent to the incorporation by reference of our report dated December 7, 1994, with respect to the consolidated balance sheet of Environmental Technologies Corp. as of September 30, 1994 and the related statements of income, stockholders' equity and cash flows for the years ended September 30, 1994 and 1993 included in the Form S-3 registration statement dated July 3, 1996.



                                      Plante & Moran, LLP



July 3, 1996
Benton Harbor, Michigan

                          EXHIBIT INDEX

Exhibit Number      Description of Document                 Page

    5          Form of Opinion of Greenbaum,
               Rowe, Smith, Ravin Davis & Himmel            II-8

   23.1        Consent of KPMG Peat Marwick LLP             II-6

   23.2        Consent of Plante & Moran LLP                II-7

   23.3        Consent of Greenbaum, Rowe, Smith,
               Ravin, Davis & Himmel (included in
               Exhibit 5)

   24          Power of Attorney                            II-5

                            EXHIBIT 5

          Greenbaum, Rowe, Smith, Ravin, Davis & Himmel
                   Metro Corporate Campus One
                         P.O. Box  5600
                    Woodbridge, NJ 07095-0988



                          July 18, 1996


Environmental Technologies Corp.
550 James Street
Lakewood, New Jersey  08701

     Re:  Environmental Technologies Corp.

Gentlemen:

     We have acted as counsel to Environmental Technologies Corp., a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-3
(Registration No. 33-            ), covering the registration of
1,391,699 shares of common stock, par value $.01 per share ("Common Stock"). We have been asked to issue an opinion as to whether the Common Stock being registered will, when sold, be legally issued, fully paid, non-assessable, and binding obligations of the Company.

     As counsel to the Company, we have examined the Certificate of Incorporation and By-Laws, as amended to date, and other corporate records of the Company had have made such other investigations as we have deemed necessary in connection with the opinion hereinafter set forth. We have relied, to the extent we deem such reliance proper, upon certain factual representations of officers and directors of the Company given in certificates, in answer to our written inquiries and otherwise, and, although we have not independently verified all of the facts contained therein, nothing has come to our attention that would cause us to believe that any of the statements contained therein are untrue or misleading.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us. We have assumed that the corporate records of the Company furnished to us constitute all of the existing corporate records of the Company and include all corporate proceedings taken by it.

     Based solely upon and subject to the foregoing, we are of the opinion that the shares of Common Stock are duly authorized, issued and full paid and non-assessable, and the issuance of such shares by the Company is not subject to any preemptive or similar rights.

     We hereby consent to the filing of this opinion as an Exhibit to the aforesaid Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                   Very truly yours,

                    Greenbaum, Rowe, Smith, Ravin, Davis & Himmel